Exhibit 107

EXHIBIT 107: CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

ELLINGTON FINANCIAL INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c), 457(f)(1)	12,541,571	(1)	N/A	$163,385,386	(2)	0.00011020	$18,005
			Total Offering Amounts				$0			$18,005
			Total Fees Previously Paid							$0.00
			Total Fee Offsets							$0.00
			Net Fee Due							$18,005

(1)	Represents the estimated maximum number of shares of common stock, $0.001 par value per share (“EFC Common Stock”), of Ellington Financial Inc. (“EFC”) to be issuable upon the completion of the merger described herein. The number of shares of EFC Common Stock being registered is based on (a) 23,627,677 shares of common stock, $0.01 par value per share (“Great Ajax Common Stock”), of Great Ajax Corp. (“Great Ajax”), outstanding as of June 30, 2023 (including 307,979 shares of Great Ajax Common Stock underlying Great Ajax’s equity awards outstanding as of June 30, 2023), multiplied by (b) an Exchange Ratio of 0.5308 shares of EFC Common Stock for each share of Great Ajax Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of shares of EFC Common Stock was calculated in accordance with Rule 457(c) under the Securities Act and is based on the product of (x) $6.915 per share (the average of the high and low prices per share of Great Ajax Common Stock as reported on the New York Stock Exchange on July 28, 2023), multiplied by (y) 23,627,677, the estimated maximum number of shares of Great Ajax Common Stock that may be converted in the merger described herein. The product of (x) and (y) in the preceding sentence is not being reduced in accordance with Rule 457(f)(3) under the Securities Act by any value attributable to any contingent cash purchase price that EFC may deliver to holders of Great Ajax Common Stock as part of the consideration for the merger, as described herein, because there is no assurance that any contingent cash purchase price will be so delivered.

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